UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 24, 2019

(Date of Report (date of earliest event reported))

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1305 O’Brien Drive Menlo Park, California		94025
(Address of principal executive offices)		(Zip Code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Pacific Biosciences of California, Inc. (the “Company”) held a Special Meeting of Stockholders on January 24, 2019, at 8:00 a.m., Pacific time (the “Special Meeting”). The primary purpose of the Special Meeting was to vote on the approval of the Agreement and Plan of Merger, dated as of November 1, 2018, as it may be amended from time to time, by and among the Company, Illumina, Inc. and FC Ops Corp.

The following matters were acted on at the Special Meeting:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Proposal 1: To adopt the Agreement and Plan of Merger, dated as of November 1, 2018, as it may be amended from time to time, by and among the Company, Illumina, Inc. and FC Ops Corp. (the “Merger Agreement”).	96,863,083	646,909	148,373	N/A

The proposal received the necessary votes to be approved.

Proposal 2: To approve the adjournment of the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

	N/A	N/A	N/A	N/A

In light of the approval of Proposal 1, Proposal 2 was rendered moot and was not presented at the Special Meeting.

Proposal 3: To approve, on a non-binding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the merger.	92,467,581	3,732,549	1,458,235	N/A

The proposal received the necessary votes to be approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 24, 2019	PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

	By:	/s/ Stephen M. Moore
		Name:	Stephen M. Moore
		Title:	Vice President, General Counsel and Corporate Secretary